EXHIBIT 23.2

Consent of PricewaterhouseCoopers LLP,

Independent Registered Public Accounting Firm

dated October 26, 2005

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment Number Five to the Registration Statement on Form S-11 of our reports dated April 4, 2005, relating to the combined statement of revenue and certain expenses of DMC Properties, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Dallas, Texas

October 26, 2005